Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 19, 2026, with respect to the consolidated financial statements of Cushman & Wakefield Ltd. and subsidiaries, and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Chicago, Illinois
May 14, 2026